Exhibit (a)(5)

Delaware	PAGE 1
The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "AMERICAN REAL ESTATE INCOME FUND" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF STATUTORY TRUST REGISTRATION, FILED THE TWENTY-THIRD DAY OF MARCH, A.D. 2011, AT 11:30 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ARC REAL ESTATE INCOME FUND" TO "AMERICAN REALTY CAPITAL REAL ESTATE INCOME FUND", FILED THE FIFTEENTH DAY OF AUGUST, A.D. 2011, AT 2:05 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "AMERICAN REALTY CAPITAL REAL ESTATE INCOME FUND" TO "AMERICAN REAL ESTATE INCOME FUND", FILED THE TWENTY-THIRD DAY OF JANUARY, A.D. 2013, AT 5:04 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID STATUTORY TRUST, "AMERICAN REAL ESTATE INCOME FUND".

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4957819 8100H	AUTHENTICATION: 1066991

140059112	DATE: 01-16-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:40 AM 03/23/2011
FILED 11:30 AM 03/23/2011
SRV 110329979 - 4957819 FILE

STATE of DELAWARE CERTIFICATE of TRUST

This Certificate of Trust (this "Certificate"), executed by the undersigned Trustee, is filed in accordance with the provisions of the Treatment of Delaware Statutory Trusts (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) (the "Act”) and sets forth the following:

1.	The name of the trust is: ARC Real Estate Income Fund (the "Trust").

2.	The business address of the registered office of the Trust and of the registered agent of the Trust is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3.	The Trust is or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

4.	Notice is hereby given that the Trust shall consist of one or more series. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5.	This Certificate is effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the sole Trustee of ARC Real Estate Income Fund, has executed this Certificate on this 23rd day of March, 2011.

/s/ Emile Molineaux
Emile Molineaux
Sole Trustee

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

ARC REAL ESTATE INCOME FUND

This Certificate of Amendment of ARC Real Estate Income Fund (the "Trust"), is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act"):

1. Name. The name of the statutory trust amended hereby is ARC Real Estate Income Fund.

2. Amendment. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to American Realty Capital Real Estate Income Fund.

3. Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act on the 15th day of August, 2011.

By:	/s/ Emile Molineaux
Name:	Emile Molineaux
Title:	Trustee

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:13 PM 08/15/2011
FILED 02:05 PM 08/15/2011
SRV 110920327 - 4957819 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:11 PM 01/23/2013
FILED 05:04 PM 01/23/2013
SRV 130082584 - 4957819 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust:	American Realty Capital Real Estate Income Fund

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as : follows:
name amended to American Real Estate Income Fund

[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of January, 2013 A.D.

By:	/s/ Robin A. Ferracone
Trustee
Name:	Robin A. Ferracone
Type or Print